Exhibit 23.1

                              ACCOUNTANTS' CONSENT


The Board of Directors
Regency Realty Corporation:

We consent to the use of our reports, which have been incorporated by reference in the registration statement (No.333-72899) on Form S-3 of Regency Centers, L.P. as filed with the Securities and Exchange Commission on February 24, 1999 such registration statement having been incorporated herein in this registration statement (No. ___________) and to the reference to our firm under the heading "Experts" in the prospectus.



                                    KPMG LLP

Jacksonville, Florida
January 17, 2001